*** Certain provisions of this exhibit have been filed separately with the Commission pursuant to an application for confidential treatment.

                                                                    EXHIBIT 10.1

                                                                        01/06/99
                                   AGREEMENT
                                   ---------

          This AGREEMENT, including all exhibits and schedules hereto (the "Agreement") is made and entered into as of the 7th day of January, 1999 (the "Effective Date"), by and between DIGEX, Incorporated, a Delaware corporation, with offices at 6435 Virginia Manor Road, One Digex Plaza, Beltsville, Maryland 20705 ("DIGEX") and Pandesic, LLC, a Delaware limited liability company, with offices at 990 Almanor Avenue, Sunnyvale, California 94086 ("Pandesic").

                                  WITNESSETH

          WHEREAS, Pandesic is engaged in the business of developing and providing Internet electronic business solution software for Pandesic's clients that is used in establishing world wide web sites on the Internet accessible to third parties ("Web Sites") and permits customers of such clients to place orders and transact business electronically by accessing and interacting with a client's Web Site ("Pandesic Software"); and

          WHEREAS, Pandesic desires to market and enter into agreements to license the Pandesic Software and to provide Web Site hosting and server services to Pandesic's clients (each a "Merchant Agreement"); and

          WHEREAS, DIGEX is an Internet service provider and is engaged in the business of providing Web Site hosting and server services; and

          WHEREAS, Pandesic desires to enter into an agreement with DIGEX, and DIGEX desires to enter into an agreement with Pandesic, whereby DIGEX will provide Web Site hosting and server services described herein with respect to the Web Sites to be established

                                                                        01/06/99

under Merchant Agreements entered into between Pandesic and clients of Pandesic (each a "Merchant").

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties hereby agree as follows:

1. Services

     1.1     Managed Services

          DIGEX agrees to provide to Pandesic, with respect to each Merchant for which Pandesic requests Managed Services from DIGEX, the Web Site hosting and server services set forth on Exhibit A attached hereto ("Pandesic Managed Service Definition Document"), subject to the terms and conditions set forth herein. DIGEX shall be under no obligation to provide Managed Services with respect to any such Web Site on terms and conditions other than as set forth herein.

     1.2     Additional Services

          If any Merchant desires to receive services other than the Managed Services ("Additional Services"), Pandesic shall inform such Merchant of the Additional Services that DIGEX can provide. Neither Pandesic nor any Merchant shall be obligated to obtain such Additional Services from DIGEX. To the extent that Pandesic or any Merchant desires to receive Additional Services from DIGEX, and DIGEX is willing to provide such Additional Services to Pandesic or any Merchant, such Additional Services, and the terms and conditions upon which they shall be provided, shall be set forth in a separate agreement that shall be duly executed by DIGEX and by Pandesic or such Merchant, as the case may be. DIGEX shall be

                                                                        01/06/99

under no obligation to provide Additional Services, unless it has entered into a separate agreement with Pandesic or a Merchant, as the case may be, with respect thereto.

     1.3     Co-Location Servers

          DIGEX currently provides to Pandesic certain services for the management of Web Sites residing on servers not owned by DIGEX, but which are located in a DIGEX facility and included in the DIGEX web farm ("Co-Location Servers") pursuant to agreements between DIGEX and Pandesic executed prior to the Effective Date of this Agreement. It is the intent of the parties that the Web Sites currently residing on the Co-Location Servers will be migrated to servers owned by DIGEX by January 1, 1999. If, and when, such migration takes place, then DIGEX shall thereafter provide the Managed Services with respect to such Web Sites, subject to the terms and conditions of this Agreement. The terms and conditions for the migration of such Web Sites currently residing on the Co-Location Servers to a server owned by DIGEX shall be the subject of a separate agreement to be negotiated and entered into by DIGEX and Pandesic. Neither the failure to effect the aforesaid migration of the Web Sites by January 1, 1999, nor the failure of the parties hereto to agree on the terms and conditions for such migration, shall be deemed a breach of this Agreement or otherwise affect the validity of this Agreement.

     1.4      Development of Installation Process

          DIGEX, at DIGEX's expense, shall engineer and develop the installation process for the Pandesic Software (through version 3.0 of the Pandesic Software) to enable DIGEX to commence providing Managed Services to Pandesic (the "Installation Process"). All script, information, reports, studies, source codes, flow charts, diagrams and other tangible or intangible material or other property (collectively, "Development Property") of any nature whatsoever

                                                                        01/06/99


produced by or as a result of the engineering and development of the Installation Process shall be the sole and exclusive property of DIGEX. Pandesic shall provide DIGEX with such assistance DIGEX reasonably requires to engineer and develop the Installation Process. All script, information, reports, studies, object or source codes, flow charts, diagrams and other tangible or intangible material or other property of any nature whatsoever provided by Pandesic to DIGEX for the engineering and development of the Installation Process and Development Property (collectively, "Pandesic Installation Materials") remains the sole and exclusive property of Pandesic and/or its licensors. DIGEX shall provide Pandesic with the Installation Process or a similar installation script to allow Pandesic to build development, test, training and demonstration systems and to test the compatibility of such Installation Process or similar installation script with the Pandesic Software solely for use at Pandesic's facilities. The Installation Process, except for any Pandesic Installation Materials, shall remain the sole and exclusive property of DIGEX after termination or expiration of this Agreement. The Installation Process, Development Property, and Pandesic Installation Materials shall be subject to the confidentiality provisions of Section 10 ("Confidentiality") of this Agreement. Because the Pandesic Installation Materials contain confidential information of Pandesic and/or its licensors, DIGEX shall use any Pandesic Installation Materials only for the purposes specifically contemplated in this Agreement.


     1.5     Support Services

          Pandesic shall provide to the Merchants first tier support services and follow the escalation procedures set forth in Exhibit A ("Pandesic Managed
                                                  ---------
Service Definition Document") attached hereto. DIGEX shall provide Pandesic second tier support services and follow the escalation procedures set forth in Exhibit A ("Pandesic Managed Service Definition Document")
---------

                                                                        01/06/99


attached hereto.




2.   Fees, Taxes, Pricing and Expenses

     2.1      Managed Services Fees

          Pandesic shall pay DIGEX all fees for the Managed Services in accordance with the applicable fee schedule set forth in Exhibit C ("Fees for Managed Services") attached hereto.

     2.2     Payment

          DIGEX shall invoice Pandesic for Managed Services Fees and fees for any additional services ("Additional Services Fees") due on a monthly basis. If Pandesic fails to pay any Managed Services Fees or Additional Services Fees, or fails to pay fees relating to any products or services rendered, within forty-five (45) calendar days from the date of the applicable invoice therefor, late charges at a rate of the lesser of one and one half percent (1.5%) of the invoiced amount per month or the maximum allowable under applicable law on all unpaid amounts shall also become payable by Pandesic to DIGEX. If a dispute arises as to any portion of an invoice, Pandesic shall pay the undisputed amount of the invoice when due and shall notify DIGEX in writing of the disputed amount and the reason(s) therefor with reasonable specificity and pay such disputed amount into escrow no later than forty-five (45) calendar days from the date of invoice.

     2.3      Dispute Escalation

                                                                        01/06/99

          Prior to initiation of any termination, arbitration or litigation related to this Agreement, except with respect to any termination, arbitration or litigation resulting from Pandesic's failure to comply with its obligations in Section 2.2 ("Payment"), the Authorized Representatives (as defined in
Section 19 ("Authorized Representative")) of DIGEX and Pandesic will first attempt in good faith to promptly resolve any dispute arising out of or related to this Agreement. If the matter has not been resolved by the DIGEX Authorized Representative and the Pandesic Authorized Representative within three (3) business days after either party's receipt of a payment dispute notice or other dispute notice, or if either party will not agree to meet with the other party within such three-day period, the matter will be referred to the President of DIGEX, Web Site Management Group, and the President of Pandesic, who will attempt in good faith to promptly resolve the dispute. (1) If the Presidents have actually met and conferred in good faith and are unable to resolve the dispute within an additional five (5) business day period, then either party shall be entitled, or (2) if DIGEX's President will not agree to meet with Pandesic's President within such five-day period, then Pandesic shall be entitled, or (3) if Pandesic's President will not agree to meet with DIGEX's President within such five-day period, then DIGEX shall be entitled, to initiate termination, arbitration or litigation pursuant to the terms of this Agreement.

2.4    Taxes; Regulatory and Other Fees

          Pandesic shall be liable for, and shall reimburse DIGEX for, all sales, use, transfer, privilege, excise, all other taxes and all duties and regulatory fees related to this Agreement or the provision of the Managed Services, whether international, national, state or local, however designated (including any interest and penalties imposed thereon), other than (i) taxes based on the net income of DIGEX, (ii) personal property or use taxes related to DIGEX's

                                                                        01/06/99



hardware or software and (iii) other taxes, assessments and real property related levies on DIGEX owned or leased real property.

     2.5     Pricing Reviews.

          (a) The parties shall meet approximately every *** to review pricing information for the Managed Services, including, but not limited to, actual and anticipated costs, expenses, charges and cost models and methodologies, with the parties sharing any savings or increases on a forward-looking basis and adjusting the Managed Services Fees accordingly if mutually agreed upon by the parties. At least ten (10) business days prior to any such meeting between the parties, DIGEX shall provide to Pandesic all relevant pricing information concerning the provision of the Managed Services for Pandesic's sole use in preparing for the pricing review meeting. All such information shall be treated as Confidential Information pursuant to Section 10 ("Confidentiality") of the Agreement. If, at any time, support and labor costs substantially increase for DIGEX in the provision of Managed Services to Pandesic or Pandesic's Merchants, then DIGEX and Pandesic, shall meet to review such cost increases and, if mutually agreed upon, to an adjustment in the then-current pricing.

          (b) At any time during the Initial Term or any Renewal Term, the parties may agree upon changes to the standard server configuration. If such changes result in increases and/or savings to direct costs, excluding labor, DIGEX shall pass through to Pandesic such increases or savings on a forward-looking basis.


3. Minimum Commitment.

                                                                        01/06/99

Pandesic acknowledges and agrees that a substantial initial capital investment is required to be made by DIGEX with respect to each new server purchased by DIGEX to meet Pandesic's Managed Services requirements and, accordingly, Pandesic shall be obligated to pay the Managed Services Fees to DIGEX for a period of *** from the date that DIGEX commences providing Managed Services with respect to each Required Server (as defined below), and DIGEX shall be obligated to provide Managed Services for a period of *** with respect to each Required Server. Such obligations of Pandesic and DIGEX are subject to Section 18.2(e) ("Effect of Termination: Minimum Commitment") and shall continue notwithstanding the termination and/or expiration of this Agreement except and unless this Agreement is terminated by Pandesic pursuant to Section 18.2(b) ("Termination by Pandesic"). For the purposes of this Agreement, "Required Server" means a server that DIGEX purchased in order to provide Managed Services to Pandesic at the time of purchase. DIGEX shall not purchase an additional server to provide Managed Services for a new Merchant if DIGEX can utilize a server, originally purchased to provide Managed Services for a Merchant that did not complete the original term of its Merchant Agreement, to provide Managed Services for such new Merchant.

4. ***; Services from Other Provider.

***

                                                                        01/06/99


***

                                                                        01/06/99


***

5. Acceptable Use Policy.

          Pandesic shall comply, and shall cause each Merchant for which Managed Services are provided to comply, with the Acceptable Use Policy attached hereto as Exhibit D ("Acceptable Use Policy"), as the Acceptable Use Policy may be modified from time to time by

                                                                        01/06/99

DIGEX pursuant to the terms of this Section 5. If DIGEX notifies Pandesic of an Acceptable Use violation by a Merchant, and Pandesic confirms such violation, Pandesic shall notify such Merchant and if such Merchant fails to cure such violation within five (5) business days of receipt of notice of such violation, Pandesic shall terminate such Merchant's Merchant Agreement. If DIGEX notifies Pandesic of an Acceptable Use violation by a Merchant, DIGEX immediately may suspend such Merchant's Web Site if the Merchant's violation of the Acceptable Use Policy jeopardizes the security, privacy or operation of DIGEX's services. If Pandesic fails to terminate any Merchant that continues to violate the Acceptable Use Policy DIGEX shall have the right to terminate this Agreement pursuant to the terms of Section 18.2(a) ("Termination by DIGEX"). DIGEX shall provide notice to Pandesic of any proposed changes to the Acceptable Use Policy, together with a copy thereof, not less than thirty (30) calendar days prior to the date upon which it is to become effective ("Change Notice"). Pandesic shall have ten (10) calendar days after its receipt of such Change Notice to provide notice to DIGEX indicating any objection to such change in the Acceptable Use Policy as reflected in the Change Notice ("Objection Notice"). In the event Pandesic fails to deliver an Objection Notice within the prescribed time period, Pandesic shall be deemed to have consented to the changes to the Acceptable Use Policy, which changes shall thereafter take effect on the effective date specified in the Change Notice. In the event Pandesic delivers an Objection Notice within the prescribed time period, DIGEX shall have ten (10) calendar days after its receipt of such Objection Notice to provide notice to Pandesic ("Response Notice") stating either (i) that DIGEX is terminating the proposed change to the Acceptable Use Policy, in which case the existing Acceptable Use Policy shall remain in full force and effect, or (ii) that DIGEX is proceeding with the changes to the Acceptable Use Policy as specified in the Change Notice. Notwithstanding anything contained herein to the contrary, DIGEX may only make modifications to the Acceptable Use

                                                                        01/06/99


Policy that DIGEX reasonably believes are necessary to (i) address activities that are detrimental to DIGEX's ability to deliver its services, (ii) address changes in any law or regulation or (iii) protect the integrity and security of DIGEX's Managed Services and/or network.

6. Maintenance; Availability

          DIGEX shall perform all maintenance and service in connection with this Agreement in accordance with Exhibit E ("Service Level Agreement").

7.      Grant of License by Pandesic

          Pandesic hereby grants to DIGEX a non-exclusive, non-transferable, royalty-free license for the Initial Term and any Renewal Term (as these terms are defined below) to adapt, reproduce, perform and display the Pandesic Software and all items of intellectual property related to the Pandesic Software solely for use by DIGEX in the provision of Managed Services hereunder. Pandesic shall require all Merchants obtaining Managed Services from DIGEX to grant to Pandesic's independent contractors (including DIGEX) a non-exclusive, non transferable, royalty-free license to adapt, reproduce, perform and display all materials provided to Pandesic for incorporation into a Merchant Web Site with respect to which DIGEX is to provide Managed Services hereunder, including any images, photographs, illustrations, graphics, audio clips, video clips or text (collectively, the "Merchant Content"), for use by DIGEX solely in providing the Managed Services hereunder.

8. Grant of License by DIGEX

          DIGEX hereby grants to Pandesic a non-exclusive, non-transferable, royalty-free license for the Initial Term and any Renewal Term to adapt, reproduce, perform and display the

                                                                        01/06/99



Installation Process engineered and developed by DIGEX pursuant to Section 1.4 ("Development of Installation Process"). DIGEX hereby grants to Pandesic and Merchants receiving Managed Services pursuant to this Agreement a non-exclusive, royalty-free license for the Initial Term and any Renewal Term to adapt, reproduce, perform and display any software necessary to the provision of the Managed Services or required to access or use the Managed Services for the sole purpose of receiving and using the Managed Services as contemplated in this Agreement. As of the Effective Date, monitoring software used by DIGEX shall be available to Pandesic, and PC Anywhere shall be available to Merchants. For any Additional Services, DIGEX shall send notice of license use or restrictions to Pandesic.

9. Proprietary Rights

     9.1      Proprietary Rights of Pandesic

          The Pandesic Software and Merchant Content shall remain the sole and exclusive property of Pandesic and each Merchant, respectively, and nothing in this Agreement shall be construed to grant DIGEX any ownership right in, or license to the Pandesic Software and/or Merchant Content, except as provided in
Section 7 ("Grant of License by Pandesic") of this Agreement.

     9.2      Proprietary Rights of DIGEX

          All materials, including, but not limited to, any computer software (in object code and source code form), script, programming code, data, information or HTML script developed or provided by DIGEX or its suppliers at DIGEX's expense, in connection with this Agreement, including any trade secrets, know-how, methodologies and processes related to DIGEX's

                                                                        01/06/99



products or services, shall remain the sole and exclusive property of DIGEX or its suppliers, including, without limitation, all copyrights, trademarks, patents, trade secrets, and any other proprietary rights inherent therein and appurtenant thereto (collectively "DIGEX Materials"). Notwithstanding the foregoing, unless otherwise agreed to in a separate agreement, if Pandesic or a Merchant pays for the development of materials by DIGEX in connection with this Agreement, and such payment is separately documented with respect to such development materials, then the party that paid for such development shall own all rights thereto, and, at Pandesic's or an applicable Merchant's request, DIGEX agrees to execute any necessary assignments to convey such rights.

     9.3    Use of DIGEX Name

          Pandesic shall be permitted to use the name of DIGEX in any solicitation, advertising, publicity, proposals or similar materials in electronic or print form displayed to prospective Merchants or otherwise disseminated; provided, however, Pandesic shall have first provided a copy of any such proposed solicitation, advertising, publicity, proposals or similar materials to DIGEX not less than five (5) business days prior to such use and DIGEX shall have consented to such use in writing, including by electronic mail, which consent shall not be unreasonably withheld. The failure of DIGEX to respond within such five (5) business day period after receipt of such materials shall constitute DIGEX's consent to use the DIGEX name in such materials.

     9.4     Use of Pandesic Name

          DIGEX shall be permitted to use the name of Pandesic in any solicitation, advertising, publicity, proposals or similar materials in electronic or print form displayed to

                                                                        01/06/99



prospective Merchants or otherwise disseminated; provided, however, DIGEX shall have first provided a copy of any such proposed solicitation, advertising, publicity, proposals or similar materials to Pandesic not less than five (5) business days prior to such use and Pandesic shall have consented to such use in writing, including by electronic mail, which consent shall not be unreasonably withheld. The failure of Pandesic to respond within such five (5) business day period after receipt of such materials shall constitute Pandesic's consent to use the Pandesic name in such materials.

10. Confidentiality

          (a) Each party agrees that during the course of this Agreement, information that is confidential or proprietary to such party or to its suppliers or its respective Merchants or customers, may be disclosed to the other party, including, but not limited to software, technical processes and formulas, source codes, product designs, sales, cost and other financial information, product and business plans, usage rates, projections, and marketing data ("Confidential Information"). Confidential Information shall not include information that the receiving party can demonstrate (i) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party, (ii) was known to the receiving party as of the time of its disclosure, (iii) is independently developed by the receiving party without access to the Confidential Information of the disclosing party, or (iv) is subsequently learned from a third party not under a confidentiality obligation to the disclosing party. Except as provided for in this Agreement, each party (i) shall not make any disclosure of the Confidential Information to anyone other than its employees, contractors and agents who have a need to know in connection with the performance of such party's obligations under this Agreement, (ii) shall take measures to protect the confidentiality of the other party's Confidential

                                                                        01/06/99



     Information that, in the aggregate, are no less protective than those measures it uses to protect the confidentiality of its own Confidential Information, (iii) advise those to whom disclosure of Confidential Information is made of the confidential nature of the Confidential Information and of the prohibitions contained herein; (iv) not duplicate such Confidential Information, except as reasonably necessary to perform their duties under this Agreement; and
(v) not remove or destroy any proprietary or copyright notice appearing on the Confidential Information. Each party shall notify its employees, contractors and agents of their confidentiality obligations with respect to the Confidential Information and shall require its employees, contractors and agents to comply with these obligations.

          (b) Notwithstanding the foregoing, a party may disclose the Confidential Information in judicial or other government proceedings to the extent that such party is legally compelled to disclose such Confidential Information, provided that the party has notified the other party prior to such disclosure and shall have used its best efforts to obtain, and shall have afforded the other party an opportunity to obtain, an appropriate protective or similar order or other assurances satisfactory to the other party providing for the confidential treatment of the Confidential Information required to be so disclosed.

          (c) Pandesic and DIGEX each acknowledge that its failure to comply with the provisions of this Section 10 will cause irreparable harm to the other party which cannot be adequately compensated for in damages, and accordingly acknowledges that the other party will be entitled, in addition to any other remedies available to it, to interlocutory and permanent injunctive relief to restrain any anticipated, present or continuing breach of this Section.


11. Merchant Web Site Content

                                                                        01/06/99



     11.1 Accuracy and Review of Merchant Web Site Content

          Pandesic will require that its Merchants assume sole responsibility for: (a) acquiring any authorization(s) necessary for hypertext links to the Web Site hosted by DIGEX; and (b) the accuracy of materials provided to DIGEX, including, without limitation, Merchant Content, nature of business, and address where business is conducted, and (c) ensuring that the Merchant Content does not infringe or violate any right of any third party.

     11.2 Limitations on Merchant Web Site Content

          Pandesic shall require each Merchant to represent to Pandesic in its Merchant Agreement that such Merchant's Merchant Content does not contain any content or materials that infringe on the rights of any other party or violate any applicable law or regulation or any proprietary, contract, moral, privacy or other third party right, or which otherwise, would expose DIGEX to any civil or criminal liability or otherwise adversely affect DIGEX's business.

12. Representations and Warranties

     12.1 DIGEX representations and Warranties

          Subject to the limitations set forth in Section 13 ("No Warranty of Merchantability or Fitness for Particular Purpose"), DIGEX represents and warrants to Pandesic as follows:

          (a) DIGEX is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to enter into and perform its obligations under this Agreement.

                                                                        01/06/99

          (b) DIGEX is the rightful owner of all trademarks, patents and licenses related to and regarding the Managed Services, that DIGEX has the right to use the software relating to the Managed Services and the Managed Services do not violate any and all patents, copyrights, trademarks, trade secrets or other proprietary rights of any third party.

          (c) DIGEX warrants that all of the Managed Services that have been solely engineered by DIGEX are Millennium Compliant (as defined below). DIGEX shall promptly notify Pandesic if any Millennium Compliance testing by DIGEX reveals any potential problems in complying with this warranty. Should the software fail to be Millennium Compliant, DIGEX shall cause the software to become Millennium Compliant promptly at DIGEX's expense. For the purposes of this Agreement, ***

     12.2 Pandesic Representations and Warranties

                                                                        01/06/99


               Pandesic represents and warrants to DIGEX as follows:

          (a) Pandesic is a limited liability company, duly organized and validly existing under the laws of the State of Delaware and has the power and authority to enter into and perform its obligations under this Agreement;

          (b) Pandesic Software does not and shall not contain any content, materials or services that are inaccurate or that infringe on or violate any applicable law, regulation or right of a third party, including, without limitation, export laws, or any intellectual property right or other proprietary right, contract, moral, or privacy right or any other third party right, and that Pandesic owns the Pandesic Software or otherwise has the right to place the Pandesic Software on the Web Sites, and

          (c) Pandesic is the rightful owner or licensee of all trademarks, patents and licenses related to the Pandesic Software, that Pandesic has the right to license the Pandesic Software to DIGEX to use in accordance with the terms of this Agreement, and that the Pandesic Software does not violate any and all patents, copyrights, trademarks, trade secrets or other proprietary rights of any third party.

          (d) Pandesic warrants that all of the Pandesic Software that has been solely engineered and developed by Pandesic is Millennium Compliant (as defined in Section 12. 1 (c)). Pandesic shall promptly notify DIGEX if any Millennium Compliance testing by Pandesic reveals any potential problems in complying with this warranty. Should the software fail to be Millennium Compliant, Pandesic shall cause the software to become Millennium Compliant promptly at Pandesic's expense.

                                                                        01/06/99

***

                                                                        01/06/99

***


13. No Warranty of Merchantability or Fitness for Particular Purpose

                                                                        01/06/99


         NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE HAVE BEEN MADE BY DIGEX WITH RESPECT TO THE MANAGED SERVICES OR ANY ADDITIONAL SERVICES PROVIDED HEREUNDER OR OTHERWISE, UNLESS EXPRESSLY INCLUDED IN THIS AGREEMENT.

14. Indemnification by Pandesic

          (a) General. Pandesic shall indemnify and hold harmless DIGEX and
              -------
DIGEX's officers, directors, employees, shareholders and agents (each, a "DIGEX Indemnified Person") against any losses, lawsuits, claims, damages liabilities, penalties, actions, proceedings or judgments (each a "Loss," and, collectively "Losses") brought by a third party to which a DIGEX Indemnified Person may become subject, (i) based on DIGEX's use of the Pandesic Software in accordance with the terms of this Agreement and (ii) based on Pandesic's breach of its obligations in Section 12.2(e) ("Pandesic Representations and Warranties") and/or in Section 11 ("Merchant Web Site Content"). With respect solely to (i) above, this indemnification shall not apply to matters based on the Managed Services or Additional Services or to matters directly caused by a DIGEX Indemnified Person's negligence or willful misconduct. If the Pandesic Software, or any part thereof, results in an infringement or a misappropriation, then Pandesic will, at no charge to DIGEX, use commercially reasonable efforts to either: (i) procure for DIGEX the right to continue using such Pandesic Software or part thereof; (ii) replace the Pandesic Software with non-infringing, but substantially equivalent software; or (iii) modify the same so as to make it non-infringing, but substantially equivalent.

                                                                        01/06/99

          (b) Notice. Upon obtaining knowledge thereof, a DIGEX Indemnified
              ------
Person shall promptly give Pandesic written notice of any Loss that the DIGEX Indemnified Person has determined has given or could give rise to a claim for indemnification hereunder (a "Notice of Claim"). A Notice of Claim shall specify in reasonable detail the nature and all known particulars related to the Loss for which indemnification is sought under this Section 14, but failure to give a Notice of Claim shall not release Pandesic from indemnifying the DIGEX Indemnified Person, unless Pandesic is actually prejudiced thereby.

          (c) Procedure for Third Party Claims. Pandesic will assume the
              --------------------------------
defense of any Loss covered by Section 14(a) ("Indemnification by Pandesic:
General") that is a claim by a third party against DIGEX. The DIGEX Indemnified Person shall have the right, but not the obligation, to participate, at its own cost and expense, in the defense or other opposition of any Loss through legal counsel selected by it and shall have the right, but not the obligation, to assert any and all cross-claims or counterclaims which it may have. The DIGEX Indemnified Person shall, at Pandesic's expense, (i) at all times cooperate in all reasonable ways with, make its relevant files and records available for inspection and copying by, make its employees reasonably available to and otherwise render reasonable assistance to Pandesic upon request, and (ii) not compromise or settle such Loss without the prior written consent of Pandesic. If Pandesic proposes to settle or compromise any Loss, Pandesic shall give written notice to that effect (together with a statement in reasonable detail of the terms and conditions of such settlement or compromise) to the DIGEX Indemnified Person within a reasonable time prior to effecting such settlement or compromise. Notwithstanding anything contained herein to the contrary, the DIGEX Indemnified Person shall have the right to object to the settlement or compromise of any such Loss whereupon (i) the DIGEX Indemnified Person will assume the defense or other opposition of any such Loss and

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(ii) Pandesic shall be released from any and all liability with respect to any such Loss to the extent that such liability exceeds the liability which Pandesic would have had in respect of such a settlement or compromise.

15. Indemnification by DIGEX

          (a) General. DIGEX shall indemnify and hold harmless Pandesic and
              -------
Pandesic's officers, directors, employees, shareholders and agents (each, a "Pandesic Indemnified Person") against any Losses brought by a third party to which a Pandesic Indemnified Person may become subject, based on Pandesic's use of the Managed Services, as set forth in the standard support tasks in Exhibit A, in accordance with the terms of this Agreement. This indemnification shall not apply to matters based on the Pandesic Software or Merchant Content or to matters directly caused by a Pandesic Indemnified Person's negligence or willful misconduct. If the Managed Services or Additional Services, or any part thereof, results in an infringement or a misappropriation, then DIGEX will, at no additional charge to Pandesic, use commercially reasonable efforts to either:
(i) procure for Pandesic the right to continue using such Managed Services, Additional Services or part thereof; (ii) replace the Managed Services or Additional Services with non-infringing, but substantially equivalent services; or (iii) modify the same so as to make it non-infringing, but substantially equivalent.

          (b) Notice. Upon obtaining knowledge thereof, a Pandesic Indemnified
              ------
Person shall promptly give DIGEX a Notice of Claim. A Notice of Claim shall specify in reasonable detail the nature and all known particulars related to the Loss for which indemnification is sought under this Section 15, but failure to give a Notice of Claim shall not release DIGEX from indemnifying the Pandesic Indemnified Person, unless DIGEX is actually prejudiced thereby.

                                       24
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        (c) Procedure for Third Party Claims. DIGEX will assume the defense
            --------------------------------
of any Loss covered by Section 15(a) ("Indemnification by DIGEX: General") that is a claim by a third party against Pandesic. The Pandesic Indemnified Person shall have the right, but not the obligation, to participate, at its own cost and expense, in the defense or other opposition of any Loss through legal counsel selected by it and shall have the right, but not the obligation, to assert any and all cross-claims or counterclaims which it may have. The Pandesic Indemnified Person shall, at DIGEX's expense, (i) at all times cooperate in all reasonable ways with, make its relevant files and records available for inspection and copying by, make its employees reasonably available to and otherwise render reasonable assistance to DIGEX upon request, and (ii) not compromise or settle such Loss without the prior written consent of DIGEX. If DIGEX proposes to settle or compromise any Loss, DIGEX shall give written notice to that effect (together with a statement in reasonable detail of the terms and conditions of such settlement or compromise) to the Pandesic Indemnified Person within a reasonable time prior to effecting such settlement or compromise. Notwithstanding anything contained herein to the contrary, the Pandesic Indemnified Person shall have the right to object to the settlement or compromise of any such Loss whereupon (i) the Pandesic Indemnified Person will assume the defense or other opposition of any such Loss and (ii) DIGEX shall be released from any and all liability with respect to any such Loss to the extent that such liability exceeds the liability which DIGEX would have had in respect of such a settlement or compromise.

16. Limitation of Liability

***


                                       25
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*** NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT,
INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR FOR ANY LOSS OF PROFITS OR LOSS OF REVENUE, OR FAILURE TO REALIZE EXPECTED SAVINGS RESULTING FROM THE USE OF THE PANDESIC SOFTWARE, DIGEX'S MANAGED SERVICES AND/OR THE ADDITIONAL SERVICES AND THE HARDWARE AND SOFTWARE USED IN CONNECTION THEREWITH BY PANDESIC OR ANY THIRD PARTIES EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF.

17. Dispute Resolution.

          (a) Subject to Subsection 17(b), all disputes, differences, controversies or claims arising out of or relating to this Agreement, including, but not limited to, any question regarding its existence, validity, or termination, shall be finally and solely determined and settled by

                                       26
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arbitration in New York, New York in accordance with the Commercial Arbitration
Rules of the American Arbitration Association, which rules are deemed to be incorporated by reference into this Subsection. The arbitration shall be conducted by a sole arbitrator. The language of all arbitration proceedings shall be English. The arbitral tribunal shall have the authority to award, in addition to monetary damages, injunctive relief, specific performance and/or, as the case may be, other interim measures, without the posting of any bond, to prevent or stop harm to either party, including, but not limited to, harm relating to any rights of either party with respect to trademarks, copyrights, patent rights, know-how, trade secrets or other intellectual property (collectively, the "Intellectual Property Rights"). The arbitral award shall state the reasons upon which the award is based. Judgment upon any arbitral award may be entered and enforced in any court of competent jurisdiction.

          (b) Each party acknowledges that a breach of this Agreement, including, but not limited to Section 10 ("Confidentiality"), would result in irreparable harm and, accordingly, the parties agree that a party shall be entitled in the event of a breach of this Agreement by the other party, and notwithstanding the provisions of Section 17(a), to apply to a court of appropriate jurisdiction for injunctive relief, specific performance and/or, as the case may be, other interim measures, without the posting of any bond, to prevent or stop harm, including, but not limited to, harm relating to, Intellectual Property Rights. Pandesic hereby irrevocably submits to the jurisdiction of the courts of the State of Maryland and irrevocably appoints the Secretary of State of Maryland as its agent for the service of process in the event of litigation by DIGEX under this Section 17(b) provided that Pandesic also receives actual notice of any proceeding under this Section 17(b). Pandesic hereby waives, and agrees not to raise in connection with the aforesaid submission to jurisdiction, any defenses based on venue, personal jurisdiction, sufficiency of

                                                                        01/06/99

service of process or similar matters. Pandesic shall not file any cause of action or other claim in such litigation. DIGEX hereby irrevocably submits to the jurisdiction of the courts of the State of California and irrevocably appoints the Secretary of State of California as its agent for the service of process in the event of litigation by Pandesic under this Section 17(b) provided that DIGEX also receives actual notice of any proceedings under this Section 17(b). DIGEX hereby waives, and agrees not to raise in connection with the aforesaid submission to jurisdiction, any defenses based on venue, personal jurisdiction, sufficiency of service of process or similar matters. DIGEX shall not file any cause of action or other claim in such litigation.

18. Term; Continuation of Managed Services; Termination

        18.1 Term; Continuation of Managed Services

          (a) This Agreement shall be effective from the Effective Date and thereafter remain in effect for an initial period of *** unless earlier terminated in accordance with the terms of this Agreement (the "Initial Term") and, unless terminated in accordance with the terms of this Agreement, shall automatically renew beyond the Initial Term for additional periods of *** unless earlier terminated during such additional period in accordance with the terms of this Agreement (each, a "Renewal Term").

          (b) This Agreement may be terminated by Pandesic or DIGEX on the last day of the Initial Term or on the last day of any Renewal Term by providing written notice to the other party not less than one hundred eighty (180) days prior to the expiration of the Initial Term or the then current Renewal Term, as the case may be, indicating an intention to terminate the Agreement as of the last day of the Initial Term or the then current Renewal Term ("Termination Date").

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     18.2 Termination

          (a) Termination by DIGEX. In addition to any other rights DIGEX may
              --------------------
have under this Agreement or applicable law, DIGEX may, at DIGEX's option: (i) terminate this Agreement, upon Pandesic's failure to cure within ten (10) business days written notice of Pandesic's failure to pay any undisputed amounts due hereunder as and when the same shall be due and payable or Pandesic's failure to deposit disputed amounts into escrow in accordance with Section 2.2 ("Payment"); (ii) terminate this Agreement by providing thirty (30) calendar days written notice of Pandesic's failure to terminate a Merchant who is in violation of the Acceptable Use Policy upon Pandesic's failure to cure such violation within five (5) business days of receipt of notice from DIGEX; (iii) terminate this Agreement by providing thirty (30) calendar days written notice upon Pandesic's breach of the representations stated in Sections 12.2(b) and (c) ("Pandesic Representations and Warranties"), provided that an injunction has been issued against Pandesic because of such breach; (iv) terminate this Agreement, upon Pandesic's failure to cure within ten (10) business days written notice, Pandesic's failure to satisfy its indemnity obligations under Section 14 ("Indemnification by Pandesic"); (v) upon five (5) business days written notice terminate the Managed Services for any Merchant Agreement in which Pandesic has failed to include certain provisions in such Merchant Agreement in accordance with Section 12.2(e) ("Pandesic Representations and Warranties") *** Pandesic has failed to comply with its obligations in Section 11 ("Merchant Web Site Content"); or (vi) terminate this Agreement upon Pandesic's material breach of the representations stated in Section 12.2(d) which breach is not cured within fifteen (15) business days after written notice thereof is received by Pandesic.

                                                                        01/06/99

          (b) Termination by Pandesic. In addition to any other rights Pandesic
              ------------------------
may have under this Agreement or applicable law, Pandesic may, at Pandesic's option, terminate this Agreement, (i) upon a material breach by DIGEX of DIGEX's representations and warranties under this Agreement which breach is not cured within fifteen (15) business days after written notice thereof is received by DIGEX, (ii) upon ten (10) business days written notice of chronic, material substandard performance by DIGEX as measured by its performance obligations set forth in Exhibit A ("Pandesic Managed Service Definition Document"), Exhibit B ("Collocation Support Definition"), and Exhibit E ("Service Level Agreement") or (iii) immediately upon DIGEX ceasing to do business in the normal course, becoming or being declared insolvent or bankrupt, being the subject of any proceeding relating to liquidation or insolvency which is not dismissed within ninety (90) calendar days or making an assignment for the benefit of its creditors.

          (c) Effect of Termination: Merchant Agreements. In the event of any
              ------------------------------------------
expiration or termination of this Agreement, Pandesic shall have no right to add Merchants to this Agreement from and after the termination date. However, in the event of any expiration or termination of this Agreement except for termination by DIGEX under Section 18.2(a) ("Termination by DIGEX"), in addition to the obligations under Section 3 ("Minimum Commitment"), Pandesic shall have the option to have DIGEX continue to provide Managed Services with respect to each Web Site required to be maintained by Pandesic under Merchant Agreements added to the coverage of this Agreement prior to the termination date, for a period from the termination date through the twenty-four (24) month anniversary of the date upon which DIGEX first began to provide Managed Services with respect to such Web Site

                                                                        01/06/99



("Extension Period"). Pandesic shall continue to be obligated for the payment of Managed Service Fees pursuant to Section 2.2 ("Payment") with respect to all Managed Services provided by DIGEX during the Extension Period.

          (d) Mandatory Transition Period. In the event of any termination of
              ---------------------------
this Agreement, in addition to the parties' obligations under Section 3 ("Minimum Commitment") and Section 18.2(c) ("Effect of Termination: Merchant Agreements"), Pandesic shall have the right, upon providing written notice to DIGEX, to receive Managed Services from DIGEX for up *** after the termination date (the "Mandatory Transition Period"). With respect to a Mandatory Transition Period due to termination by DIGEX pursuant to Section 18.2(a), Pandesic shall pay Managed Service Fees on a monthly basis in advance, but in the event that Pandesic fails to make any one (1) payment when due during the Mandatory Transition Period, DIGEX shall be entitled to discontinue the provision of Managed Services and Pandesic shall be obligated to pay the remainder of the minimum commitment for each applicable Required Server.

          (e) Effect of Termination: Minimum Commitment.  In the event of
              -----------------------------------------
termination of this Agreement by DIGEX pursuant to Section 18.2(a) ("Termination by DIGEX"), DIGEX shall either, upon written notice to Pandesic, (i) continue to provide Managed Services for each Required Server for the remainder of each *** minimum commitment period or such shorter period (which shorter period shall be in addition to the Mandatory Transition Period in Section 18.2(d)) that DIGEX elects (the "Optional Period"), and during such Optional Period, Pandesic shall pay Managed Service Fees on a monthly basis in advance or (ii) discontinue the provision of Managed Services after the Mandatory Transition Period, in which case Pandesic shall not be obligated to pay for the remainder of any ***

                                                                        01/06/99

*** minimum commitment period, except as set forth in Section 18.2(d) above. Notwithstanding the foregoing, in the event that Pandesic fails to make any one
(1) payment when due during the Optional Period, DIGEX shall be entitled to discontinue the provision of Managed Services and Pandesic shall be obligated to pay the remainder of the minimum commitment for each applicable Required Server.

          (f) Return of Pandesic Software and Merchant Content. Upon the
          ----------------------------------------------------
expiration or termination of this Agreement, DIGEX shall return to Pandesic all Pandesic Software, hardware, Merchant Content and any other property and materials provided to DIGEX by Pandesic in connection with this Agreement except that DIGEX shall retain such Pandesic Software, hardware and Merchant Content as is required to provide Managed Services to Merchants pursuant to Sections 3 ("Minimum Commitment"), 18.2(c) ("Effect of Termination: Merchant Agreements"), 18.2(d) ("Mandatory Transition Period") and 18.2(e) ("Effect of Termination:
Minimum Commitment") until such time that DIGEX's obligation to provide such Managed Services concludes, at which point DIGEX shall return to Pandesic all Pandesic Software, hardware and Merchant Content.

          (g) Return of DIGEX Software and Materials. Upon the later occurrence
          --------------------------------------------
of expiration or termination of this Agreement or the termination of any Extension Period, Pandesic shall (i) pay all amounts due and owing to DIGEX hereunder, (ii) remove from DIGEX's premises all property owned by Pandesic and
(iii) return to DIGEX all software, access keys and any other material provided to Pandesic by DIGEX under this Agreement.

          (h) Service Transfer Assistance. It is the intent of the parties that
              -----------------------------
at the expiration or termination of this Agreement, DIGEX will cooperate with Pandesic to assist with the orderly

                                                                        01/06/99


transfer of the services provided by DIGEX hereunder to another services provider or to Pandesic itself. Prior to expiration or termination of the Agreement, Pandesic may request DIGEX to perform, and, if so requested, DIGEX shall perform, services in connection with migrating the work of Pandesic to another services provider or Pandesic itself. Pandesic shall reimburse DIGEX, at DIGEX's then current time and materials rates in advance, for any services performed by DIGEX pursuant to this Section 18.2(h), if DIGEX terminates Pandesic for cause in accordance with Section 18.2(a). In all other cases, Pandesic shall reimburse DIGEX, at DIGEX's then current time and materials rates in arrears, for any services performed by DIGEX pursuant to this Section
18.2(h)

        (i) Cessation of Pandesic's Business. In the event that Pandesic and its
            --------------------------------
owners determine that Pandesic will cease doing business, Pandesic shall (i) notify its existing Merchants that DIGEX is willing to provide services similar to those provided by Pandesic, and (ii) work with its third party software vendors and existing channel partners who have SAP knowledge to coordinate efforts with DIGEX for the continuing provision of such services. Notwithstanding the foregoing, DIGEX shall have no obligation to provide any such services to Pandesic's existing Merchants, and this Section 18.2(i) shall have no effect on Pandesic's obligations and DIGEX's rights under this Agreement with respect to Pandesic's cessation of business. For purposes of this section only, "cease doing business" means that Pandesic is no longer functioning as a business and that no parent, subsidiary or affiliate of Pandesic, or successor to Pandesic's business, has assumed the responsibility of providing services to Merchants under the Merchant Agreements.

19. Authorized Representative

                                                                        01/06/99

        (a) Within thirty (30) calendar days after the Effective Date, DIGEX and Pandesic shall each designate, by written notice to the other party, a representative (each, an "Authorized Representative") who is authorized to act on the respective party's behalf with respect to those matters delegated to the Authorized Representative. Each party may designate an alternate representative with full authority to act in the absence of the Authorized Representative.
Each party shall have the right to change its Authorized Representative or alternate by written notice to the other party.

        (b) The Authorized Representatives shall provide liaison between the parties in order to provide effective cooperation, exchange of information and consultation on a prompt and orderly manner concerning the various matters which may arise, from time to time, in connection with this Agreement. In addition, the Authorized Representatives shall have the following responsibilities, among others:

     1.   Perform those functions and duties assigned to them in this Agreement.

     2. Review and attempt to resolve any disputes between the parties arising under this Agreement. Should the Authorized Representatives be unable to resolve a dispute and should dispute escalation be unsuccessful, the matter shall be resolved in accordance with the provisions of
          Section 17 ("Dispute Resolution"); and

     3. Arrange for the development and completion of procedures to implement the provisions of this Agreement.

          (c) All actions, agreements, resolutions, determinations or reports made by the Authorized Representatives shall be in writing and shall become effective when signed by both Authorized Representatives.

                                                                        01/06/99

     (d) The party he or she represents shall pay any fees and expenses incurred by an Authorized Representative in connection with his or her duties.

20.  Miscellaneous

     20.1 Entire Agreement

          This Agreement and the Exhibits attached hereto constitute the entire agreement between Pandesic and DIGEX with respect to the subject matter hereof and supercedes all prior oral negotiations and prior written agreements with respect thereto.

     20.2 Independent Contractors

          Nothing in this Agreement or in the course of dealing between DIGEX and Pandesic pursuant hereto shall be deemed to create between DIGEX and Pandesic (including their respective directors, officers, employees and agents) a partnership, joint venture, association, employment relationship or any other relationship, other than that of independent contractors with respect to each other. Pandesic shall not have the authority to commit or legally bind DIGEX in any manner whatsoever, including, but not limited to, the acceptance or making of any agreement, representation or warranty.

     20.3 Waiver; Non-Waiver; Amendment

          Failure by either party to enforce any of the provisions of this Agreement or any rights with respect hereto or the failure to exercise any option provided hereunder shall in no way be considered to be a waiver of such provision, right or option, or to in any way affect the validity of this Agreement. No waiver of any rights under this Agreement, nor any modification

                                                                        01/06/99

or amendment of this Agreement shall be effective or enforceable, unless in writing and signed by both parties.

     20.4 Force Majeure

          Attached hereto as Exhibit F ("Disaster Mitigation Plan") is DIGEX's disaster recovery plan, which outlines its obligations in the event of any natural disaster or acts of God. Provided that DIGEX has used its best efforts to comply with its Disaster Mitigation Plan, DIGEX shall be excused from its performance under this Agreement to the extent that it is prevented, hindered or delayed by such causes. Except for the payment of Managed Service Fees and Additional Services Fees by Pandesic, if the performance of any part of this Agreement by Pandesic is prevented, hindered, delayed or otherwise made impracticable in the event of any natural disaster, acts of God, riot, judicial or governmental or military action, or labor dispute, Pandesic shall be excused from its performance under this Agreement to the extent that it is prevented, hindered, or delayed by such causes. DIGEX shall be excused from its performance under this Agreement to the extent that it is prevented, hindered or delayed by any riot, judicial or governmental or military action, labor dispute, or failure caused by any telecommunication or other Internet service provider.

     20.5 Governing Law

          This Agreement shall be governed by the substantive laws of the State of New York without giving effect to any choice of law principles that could result in the application of the laws of any other jurisdiction.

     20.6 Attorneys' Fees

                                                                        01/06/99

          In the event any proceeding or lawsuit is brought by either party; in connection with this Agreement, the prevailing party in such proceeding shall be entitled to receive its costs, expert witness fees and reasonable attorneys' fees, including costs and fees on appeal.

     20.7 Assignment

          Neither party may sell, assign or transfer any of its rights, duties or obligations under this Agreement (whether by assignment, merger, transfer of assets, sale of stock, operation of law or otherwise) without the prior written consent of the other party and any assignment not in compliance with this
Section 20.7 shall be deemed void. Notwithstanding the foregoing, either party may sell, assign or transfer any of its rights, duties or obligations under this Agreement in the event that the proposed assignee is the successor in title to all of the assigning party's business, or to a party's wholly-owned subsidiary, parent or subsidiary of a party's parent (whether by assignment, merger, transfer of assets, sale of stock, operation of law or otherwise) without the prior written consent of the other party; provided, however, the assignor shall remain fully liable for all of the terms, conditions, duties, covenants and other obligations under this Agreement through the Initial Term and each Renewal Term, if applicable, of this Agreement. A party, in its sole discretion, may enforce the terms, conditions, duties, covenants and other obligations under this Agreement against the assignor and/or assignee upon the material breach of this Agreement by either the assignor and/or assignee.

     20.8 Notice

          All notices or other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), or (c) two (2) calendar

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                                                                        01/06/99

days after being deposited for delivery with a nationally recognized overnight delivery service, such as Federal Express, and addressed or sent, as the case may be, to the appropriate addresses or facsimile numbers set forth below (or to such other addresses or facsimile numbers as a party may designate by notice to the other party):

           In the case of DIGEX:

           DIGEX, Incorporated
           One Digex Plaza
           Beltsville, Maryland 20705
           Attention: Legal Department
           Facsimile No.: (301) 419-7680

           In the case of Pandesic:

           Pandesic, LLC
           990 Almanor Avenue
           Sunnyvale, California 94086
           Attention: General Counsel
           Facsimile No.: (408) 616-1920

     20.9  Severability

           If any provision of this Agreement is held invalid or unenforceable, such provision shall thereupon be deemed modified only to the extent necessary to render the same valid or eliminated from this Agreement, as the situation may require, and this Agreement shall be enforced and construed as if such provision had been included herein as so modified in scope or applicability or not been included herein, as the case may be.

     20.10 No Third Party Beneficiaries

           This Agreement inures to the benefit of DIGEX and Pandesic only and no third party shall enjoy the benefits of this Agreement or shall have any rights hereunder.

                                                                        01/06/99

     20.11 Counterparts

           This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one agreement.

     20.12 Headings

           The headings preceding the text of the paragraphs of this Agreement have been inserted solely for convenience of reference and neither constitutes a part of this Agreement nor affects its meaning, interpretation or effect.

     20.13 Survival

           Any claims arising out of or related to this Agreement must be brought no later than one (1) year after it has accrued. Sections 1.4, 2, 3, 9.1, 9.2, 10, 11, 12, 13, 14, 15, 16, 17, 18.2 and 20 shall survive the termination of Managed Services under this Agreement.

                                                                        01/06/99

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                        PANDESIC, LLC

                                        By: /s/ Pete Wolcott
                                           ---------------------------------

                                        Name:   Pete Wolcott
                                             -------------------------------

                                        Title:  President
                                              ------------------------------


                                        DIGEX, INCORPORATED.


                                        By: /s/ Nancy G. Faigen
                                           ---------------------------------

                                        Name:   Nancy G. Faigen
                                             -------------------------------

                                        Title:  President & General Manager
                                              ------------------------------

*** Certain provisions of this exhibit have been filed separately with the Commission pursuant to an application for confidential treatment.

                                                                 EXHIBIT 10.1SCH

 .    The attached exhibits are subject to change upon the mutual agreement of the parties, such agreement not to be unreasonably withheld by either party. Any changes to any exhibit shall be reflected in the attachment of an updated exhibit to this Agreement, and when such updated exhibit is attached, the parties shall be bound by the terms of such updated exhibit.


 .   Notwithstanding the previous paragraph, with respect to Exhibit E - Service

     Level Agreement, DIGEX agrees to meet with Pandesic and discuss in good faith commercially acceptable modifications to the Service Level

     Agreement.

Exhibit A - Pandesic Managed Service Definition Document
--------------------------------------------------------

The Pandesic Managed Service Definition Document defines the responsibilities of DIGEX for the Managed Service provided for Pandesic's customers. This service level definition applies to all Fully Managed Servers for which Pandesic contracts with DIGEX, including all standard Pandesic server configurations hosted for Pandesic on behalf of their Merchants, additional web servers or application servers that match the configuration as outlined by the standard Pandesic server configuration as current at that time, and Pandesic support servers.

This document will cover the following topics:
- Monitoring & Troubleshooting
- Installation/Deployment Services
- Ongoing System Support
- Pandesic Administrative Capabilities
- Additional Services

MONITORING & TROUBLESHOOTING

This section defines the monitoring capabilities provided by DIGEX as part of standard monitoring for the Pandesic servers. A standard set of monitoring activities occurs for each standard Pandesic server. The tools used to perform these monitoring activities are described in detail in Appendix 1.

***

***

***

***

***

***

***

***

***

***

DIGEX-INTERNAL ESCALATION PROCESS

The following definition of roles and escalation times serves as DIGEX's model for managing the closure of unresolved problems. As a problem remains unresolved and one of the time thresholds is reached, an additional DIGEX employee, in the list provided below, is engaged to provide additional assistance. Independent of the communication process outlined below, throughout the troubleshooting and escalation process, additional resources beyond those defined below will be leveraged wherever possible to solve the problem.

The roles involved in the escalation process are defined as follows:

***

***

***

INSTALLATION/DEPLOYMENT SERVICES

The following section is intended to list and distinguish between activities which Digex provides as part of "standard" support to Pandesic, "non-standard" tasks which Digex will provide for an additional fee, and "Pandesic-Supported" tasks which Digex does not provide at all. All non-standard support tasks requested by Pandesic, and not related to "critical" or "immediate" severity issues as defined in Exhibit E - Section I., Paragraph D "Problem Management", will need to be scheduled based upon resource availability. DIGEX reserves the right to provide "non-standard" support services at no cost to Pandesic; decisions to provide "non-standard" support services at no cost to Pandesic will be made on a case-by-case basis by DIGEX.

***

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***

***

The following section is intended to list and distinguish between activities which Digex provides as part of "standard" support to Pandesic, "non-standard" tasks which Digex will provide for an additional fee, and "Pandesic-Supported" tasks which Digex does not provide at all. DIGEX will assist Pandesic in the removal of a virus or other disabling device as a non-standard support task, billable at an hourly time and materials rate.

***

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***

                                       16
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***

                                       17
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***

***

                                    19
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Appendix 1: Overview of DIGEX Managed Server Monitoring Tools
--------------------------------------------------------------------

DIGEX uses a variety of tools to provide the full suite of monitoring functionality that is required by our customers. These tools represent what DIGEX deems to be best-of-breed today. In the future, DIGEX may decide to change the specific monitoring tools referenced below; however, any replacement tools will still allow DIGEX to offer the functionality that is defined below.

SiteScope
SiteScope monitors our web server environment around the clock using over 20 standard monitors. If a problem should arise, SiteScope's paging, e-mail, and SNMP notification functions ensure that we're the first to know. SiteScope can execute a script in response to error conditions, providing immediate correction of common problems.

Following is a description of what the Server Operations Center can monitor using SiteScope

***

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***

                                       21
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***

WhatsUp Gold(SM)

WhatsUp Gold is a scalable enterprise network-monitoring tool, designed for large, hierarchical networks. WhatsUp Gold also features remote notification by beeper, pager, e-mail, or prerecorded telephone messages.


Keynotes(SM)

Keynote Systems is the premier supplier of Internet performance data and diagnostic services to corporations with business-critical web sites.
Keynote Perspective - enables our customers to measure, compare and assure the Quality of Service (QOS) of their sites, thereby improving competitiveness and customer satisfaction. The foundation of this service is an extensive network of customizable software measurement agents connected to the major Internet backbones in dozens of metropolitan areas worldwide plus a sophisticated operations center for collecting, analyzing and disseminating Internet performance data.

                                       22
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Exhibit B - Collocation Support Definition
------------------------------------------

***

                                       23
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***

                                       24
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Exhibit C - Fees For Managed Services
-------------------------------------

A.   Standard Two-Server Configuration Pricing

***

***

B.   Incremental Costs to Pandesic

1.   Transportable Web Servers
------------------------------
     Transportable Web Servers are defined web servers, which are shared among Pandesic configurations during the life of their 24-month contract. These transportable servers are intended to help satisfy peak demand volumes of traffic which will exist on varying Pandesic Merchant sites based upon seasonal purchasing activity at different times in the calendar year.

***

2.   Engineering Activities
---------------------------

Pandesic has requested ongoing support for Engineering activities which lie outside of the scope of Managed Services as defined in Exhibit A.

***

***

3.      DIGEX Professional Services' WSUR Usage Reporting Service
-----------------------------------------------------------------

Pandesic may elect to purchase the WSUR Usage Reporting Service from DIGEX for some or all of Pandesic Merchants. The following information describes both the functionality and standard reports provided as part of the WSUR Usage Reporting Service.

***

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***

***

III. PRICING

***

C.   Network Connectivity

DIGEX has provided Pandesic the ability to purchase bandwidth in bulk on behalf of Pandesic Merchants. This bandwidth is shared among Pandesic customers as defined by the Pandesic Engineering team.

***
                                       31
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***

Exhibit D - Acceptable Use Policy

1. Introduction. This document sets forth the principles of the DIGEX Acceptable
   ------------
Use Policy that governs the use by the Customer identified on the attached order form ("Customer") of the services and products provided by DIGEX, Inc. ("Company") described on the attached order form ("Services and Products"). The Acceptable Use Policy has been created to promote the integrity, security, reliability and privacy of Company's Web Site Management Facility, network, and Customer data contained within. Company retains the right to modify the Acceptable Use Policy at any time and any such modification shall be automatically effective as to all customers when adopted by Company.

          Questions or comments regarding the Acceptable Use Policy should be forwarded to Company via:

               E-mail: server@digex.net
               ------------------------

               Telephone: 1-888-733-4439

2. Compliance With Law.
   -------------------

          Customer shall not post, transmit, re-transmit or store material on or through any of Services or Products which, in the sole judgment of Company (i) is in violation of any local, state, federal or non-United States law or regulation, (ii) threatening, obscene, indecent, defamatory or that otherwise could adversely affect any individual, group or entity (collectively, "Persons") or (iii) violates the rights of any person, including rights protected by copyright, trade secret, patent or other intellectual property or similar laws or regulations including, but not limited to, the installation or distribution of "pirated" or other software products that are not appropriately licensed for use by Customer. Customer shall be responsible for determining what laws or regulations are applicable to its use of the Services and Products.

3. Prohibited Uses of Services and Products.
   ----------------------------------------

          In addition to the other requirements of this Use Policy, Customer may only use the Services and Products in a manner that, in the Company's sole judgment, is consistent with the purposes of such Services and Products. If the Customer is unsure of whether any contemplated use or action is permitted, please contact the Company as provided above. By way of example, and not limitation, uses described below of the Services and Products are expressly prohibited.

          3.1. General.
               -------

                    3.1.1. Resale of Services and Products, without the prior written consent of Company.

                    3.1.2.    Deceptive on-line marketing practices.

                    3.1.3. Violations of the rights of any Person protected by copyright, trade secret, patent or other intellectual property or similar laws or regulations, including, but not limited to, the installation or distribution of "pirated" or other software products that are not appropriately licensed for use by

                              Customer.

                    3.1.4. Actions that restrict or inhibit any Person, whether a customer of the Company or otherwise, in its use or enjoyment of any of the Company's Services or Products.

          3.2. System and Network.
               ------------------

                    3.2.1. Introduction of malicious programs into the network or server (e.g., viruses and worms).

                    3.2.2. Effecting security breaches or disruptions of Internet communication. Security breaches include, but are not limited to, accessing data of which Customer is not an intended recipient or logging into a server or account that Customer is not expressly authorized to access. For purposes of this Section 3.2.2., "disruption" includes, but is not limited to, port scans, flood pings, packet spoofing and forged routing information .

                    3.2.3. Executing any form of network monitoring which will intercept data not intended for Customer's server.

                    3.2.4. Circumventing user authentication or security of any host, network or account.

                    3.2.5. Interfering with or denying service to any user or any host.

                    3.2.6. Using any program/script/command, or sending messages of any kind, designed to interfere with a user's terminal session, via any means, locally or via the Internet.

                    3.2.7. Creating an "active" full time connection on a Company-provided dial-up account by using artificial means involving software, programming or any other method.

                    3.2.8. Utilizing a Company-provided dial-up account for purposes other than facilitating connectivity to the products and services provided by the Company. This includes copying or creating files utilizing more than 1MB of disk space on the dial-up account servers.

                    3.2.9. Failing to comply with the Company's procedure relating to the activities of customers on Company's premises.

          3.3. Billing.
               -------

                    3.3.1. Furnishing false or incorrect data on the Order Form, contract or online application, including fraudulent use of credit card numbers.

                    3.3.2. Attempting to circumvent or alter the processes or procedures to measure time, bandwidth utilization, or other methods to document "use" of Company's products and services.

          3.4. Mail.
               ----

                    3.4.1. Sending unsolicited mail messages, including the sending of "junk mail" or other advertising material to individuals who did not specifically request such material ("e-mail spam").

                    3.4.2. Harassment, whether through language, frequency or size of messages.

                    3.4.3. Unauthorized use, or forging, of mail header information.

                    3.4.4. Using Company or Customer account to collect replies to messages sent from another provider, which violate these rules or those of that provider.

                    3.4.5. Creating or forwarding "chain letters" or other "pyramid schemes" of any type.

          3.5. Usenet Newsgroups
               -----------------

                    3.5.1. Posting the same or similar messages to large numbers of Usenet newsgroup ("Newsgroup spams").

                    3.5.2.    Posting chain letters of any type.

                    3.5.3. Posting encoded binary files to newsgroups not specifically named for that purpose.

                    3.5.4. Cancellation or superseding of posts other than your own.

                    3.5.5.    Forging of header information.

                    3.5.6. Solicitations of mail for any other e-mail address other than that of the poster's account or service, with intent to harass or to collect replies.

     3.6. Roles Regarding UNIX Managed Server.
          -----------------------------------

                    3.6.1. Customer may not create/update/delete accounts created and maintained by Company. Specifically, the Company account may not be altered in any manner nor may any account with a UID of less than 1000 be altered.

                    3.6.2. Customer may not change the partitioning or mount points of any drive.

                    3.6.3. Customer may not create/update/delete any file in the /usr directory tree.

                    3.6.4. Customer may not install Microsoft(C) FrontPage Extensions unless updated on the /usr directory tree.

                    3.6.5. Customer may not create.rhosts or /etc/.host .equiv files.

                    3.6.6. Customer may not implement any procedure or process that would allow one to login as root without using the root password. Customer may not create suid scripts or programs.

                    3.6.7.    Customer may not alter the system kernel.

                    3.6.8. Customer may not alter the /sys or /etc/system directory trees or any files contained therein.

                    3.6.9. Customer may not apply operating system and application patches to software not installed and solely maintained by the Customer, unless notification is given to Company.

                    3.6.10.   Customer may not change the root shell.

                    3.6.11.   Customer may not alter the contents of /.k5login.

                    3.6.12.   Customer may not alter /etc/fstab or /etc/vfstab.

                    3.6.13. Customer may not share or export file systems. This includes modifying /etc/exports, /etc/dfs/sharetab, and /etc/netgroup.

                    3.6.14. Customer may not modify the decode or root alias in the /etc/aliases file.

                    3.6.15. Customer may not change the "identity" of the system. This includes modifying /etc/hosts, /etc/hostname.*, /etc/defaultrouter, /etc/networks and /etc/ethers.

                    3.6.16. Customer may not modify the system in any manner that restricts or alters access to the system by Company's employees.

                    3.6.17. Customer may acquire root privileges after successful login of a valid non-root userid and using su to gain access as root.

                    3.6.18. Customer may create/update/delete all aspects of Customer created user accounts. This may includes modifying home directory permissions, user passwords, etc.

                    3.6.19. Customer may use FTP to create/update/delete files and directories.

                    3.6.20. Customer may add to, but may not modify, existing data in the following configuration files:
                              /etc/aliases, /etc/group, /etc/rc.local,
                              /etc/sendmail.cf file and root crontab.

                    3.6.21. Customer may install software on the server provided the installation meets all of the criteria detailed above, and Company is notified of such installation.


     3.7. Roles Regarding Windows NT Managed Server.
          -----------------------------------------

                    3.7.1 Customer may not create/update/delete accounts created and maintained by Company. Specifically, Company account may not be altered in any manner.

                    3.7.2 Customer may not install software that does not execute as a service.

                    3.7.3 Customer may not install software that does not have a remote administration capability.

                    3.7.4 Customer may not install applications that do not run within a logon account different from that of the installing user.

                    3.7.5. Customer may not install applications which must be restarted when one user logs off and another user logs on.

                    3.7.6. Customer may not install applications that do not execute when an individual is not logged on to the server.

                    3.7.7. Customer may not modify the network and system settings of the server.

                    3.7.8. Customer may not apply operating system and application patches to software not installed and solely maintained by the customer, unless notification is given to Company.

                    3.7.9. Customer may use FTP to create/update/delete files and directories.

                    3.7.10. Customer may create/update/delete all aspects of Customer created user accounts. This includes modifying home directory permissions, user passwords, etc.

                    3.7.11. Customer may start and stop all Windows NT 4.0 Services, including the WWW and FTP services.

                     3.7.12. Customer may install software on the server provided the installation meets all of the criteria detailed above, and Company is notified of such installation.

Exhibit E - Service Level Agreement
-----------------------------------

This Exhibit supplements and amends and is hereby made a part of the Agreement by and between DIGEX, Incorporated ("Company") and Pandesic ("Customer"), dated December 30, 1998.

This Exhibit provides service level guarantee and availability requirements between the Company and the Customer. It is intended to provide a quantitative service commitment to the Customer as a result of the Customer's specific configuration characteristics.

This Exhibit shall only be effective for the initial contract term of the Agreement between Company and Customer, but may be extended upon mutual agreement for any subsequent renewal period. If Customer changes its configuration, excluding the addition of software, hardware upgrades, or changes that do not reduce or effect the current level of redundancy as shown in Exhibit C - Section A. "Standard Two-Server Configuration Pricing," then this Exhibit shall not apply to new equipment and Company shall have the right to amend this Exhibit. Additionally, if Customer or Company terminates this Agreement or the Agreement expires, then this Exhibit shall terminate automatically and both parties shall no longer have any rights or obligations hereunder, except to the extent that any rights or obligations survive the termination of the Agreement.

I. Obligations of Company

***

***

***

***

D.   PROBLEM MANAGEMENT.
     Problem management issues are restricted to items within express or direct control of DIGEX, Inc. There are five (5) severity levels included under the description of Problem Management. Each severity level carries maximum response time associated with it. The response time is defined as maximum period under which Company will begin investigation of the problem and create a Case (Trouble Ticket). The five (5) severity levels are as follows:

***

***

***

EXHIBIT F DISASTER MITIGATION PLAN
----------------------------------

DEFINITION
DIGEX sees disaster recovery and mitigation as a spectrum of strategies and techniques instituted through procedures and precautions implemented in accordance with customer requirements. Disaster mitigation will include fault-tolerant and redundant systems. Some of these systems will include the equipment configuration that DIGEX recommends and implements for the customer, and some will be DIGEX infrastructure based.

***

***

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